UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                           January 12, 2000
            Date of Report (Date of earliest event reported)


                    Golden Triangle Industries, Inc.
         (Exact name of registrant as specified in its charter)

      Colorado                       0-8301                 25-302097
State or other jurisdiction   (Commission File No.)       (IRS Employer
   of incorporation)                                         Id. No.)


 6314 Aspen Cove Court Sugar Land, TX                        77479
(Address of principal executive offices)                   (Zip code)



Registrant's telephone number, including area code (281) 565-7300;
                                               fax (281) 565-7301

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant has engaged Pricher and Company to be its Certifying Accountants effective January 12, 2000 to audit its books for the year ended December 31, 1999.

Due to the engagement of Pricher and Company to be its new Certifying Accountants, the Registrant has terminated its client-auditor relationship with BDO Seidman, LLP, its previous Certifying Accountant. In their report dated March 18, 1999, BDO Seidman, LLP issued an unqualified opinion on the Registrant's consolidated financial statements as of and for the years ended December 31, 1998 and 1997.

The decision to change accountants was approved by the board of directors of the Registrant based on a recommendation by the audit committee.

During the two most recent fiscal years and the subsequent interim period preceding this termination, there were no disagreements over accounting matters, financial disclosures, or any other limitations in the scope of procedure of the auditor in the course of performing professional services. To the Registrants knowledge there were no matters which, if not resolved, would have caused BDO Seidman, LLP to make reference of it in their report. The Registrant has authorized BDO Seidman, LLP to respond fully to any inquiries of Pricher and Company concerning the work done and conclusions drawn in performing previous audits of the Registrant and concerning the reasons for termination of the services of BDO Seidman, LLP.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    Exhibit A.    Letter from BDO Seidman, LLP



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GOLDEN TRIANGLE INDUSTRIES, INC.


 January 6, 2000                         /s/ Robert B. Early
                                        Robert B. Early
										Chief Financial Officer

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                                EXHIBIT A



January 17, 2000


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 12, 2000, to be filed by our former client, Golden Triangle Industries, Inc. We agree with the statements made in response to that item insofar as the relate to our Firm.


Very truly yours,

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP